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                                                                     EXHIBIT 4.6


                         Quantum Effect Devices, Inc.
                  1999 Employee Stock Purchase Plan ("ESPP")
                            Enrollment/Change Form

                       Action                                              Complete Sections:
                       ------                                              -----------------
---------------     ----
SECTION 1:               New Enrollment                                    2, 3, 6, 7
---------------     ----
ACTIONS                  Payroll Deduction Change                          2, 4, 7
                    ----
                         Withdrawal                                        2, 5, 7
                    ----
                         Beneficiary Change (optional)                     2, 6, 7
                    ----
================================================================================================================
---------------
SECTION 2:
---------------
EMPLOYEE            Name____________________________________________________________________________
DATA                         Last                           First                    MI

                    Home Address____________________________________________________________________
                                                            Street

                    ________________________________________________________________________________
                             City                           State                    Zip Code

                    Social Security #: ________________--_______________--_______________

================================================================================================================
---------------
SECTION 3:
---------------
NEW                 Effective:                           Payroll Deduction Amount:  _____% of Earnings
ENROLLMENT          [_]  _______________                 (whole percentage, maximum 10%)

                    [_]  Initial Offering

================================================================================================================
---------------
SECTION 4:
---------------
PAYROLL             Effective _____________________,  I authorize the following new level of payroll
DEDUCTION           deduction: _____% of Earnings (whole percentage, maximum 10%).
CHANGE
                    NOTE:     You may decrease (but not increase) your rate of payroll deductions, including
                    ----              --------
                              to zero, once (and only once) during a Purchase Period. However, you may change your rate of payroll deductions (either an increase or a decrease) effective either as of the first day of the next Purchase Period of the ongoing Offering or the first day of the next Offering. To withdraw entirely from the ongoing
                              Offering and receive a refund of your payroll deductions, complete Section 5.

================================================================================================================
---------------
SECTION 5:
---------------
WITHDRAWAL          Effective with the pay period beginning __________________, I withdraw from the ESPP.

                    NOTE:     Your election to withdraw from the ongoing Offering cannot be changed, and you
                    ----
                              may not resume participation in the ESPP prior to the commencement of the next
                              Offering. In connection with your withdrawal, your payroll deductions will be refunded to you as soon as practicable, without interest.

                    NOTE:     If your employment terminates for any reason, you will automatically be withdrawn
                    ----
                              from the ESPP, and any payroll deductions collected and not previously used to purchase stock will automatically be refunded to you as soon as practicable.

================================================================================================================
---------------
SECTION 6:          Beneficiary                                  Relationship of Beneficiary
---------------     -----------                                  ---------------------------

BENEFICIARY
DESIGNATION         ______________________________________       _____________________________________________
(Optional)

================================================================================================================
---------------
SECTION 7:
---------------
AUTHORIZATION

I hereby authorize Quantum Effect Devices, Inc. to enroll me in the ESPP, to make regular deductions in the amount indicated above, and to purchase shares for me. If I have elected to withdraw from the ESPP, I authorize Quantum Effect Devices, Inc. to distribute my accumulated deductions to me. Any authorization for payroll deductions will continue until canceled or changed by me in accordance with the terms of the ESPP.
Deductions will cease upon the termination of my status as an Employee, termination of the ESPP or upon my election to withdraw from the ESPP. I agree to be bound by the terms and provisions of the ESPP, as described in the official text of the ESPP, and any applicable offering document.

Date: _____________________        Signature: ________________________________________________________________

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                         Quantum Effect Devices, Inc.
                       1999 Employee Stock Purchase Plan
                                   Offering

                           Adopted September 1, 1999
                           Amended January 11, 2000


1.   Grant of Rights.

     (a) The Board of Directors ("Board") of Quantum Effect Devices, Inc., a Delaware corporation (the "Company"), pursuant to the Company's 1999 Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of Rights to purchase Shares of the Company to all Eligible Employees (an "Offering"). Defined terms not explicitly defined in this Offering but defined in the Plan shall have the same definitions as in the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

     (b) An "Offering Date" is the first day of an Offering. An Offering may consist of one purchase period or may be divided into shorter purchase periods ("Purchase Periods"). A "Purchase Date" is the last day of a Purchase Period or the Offering, as the case may be.

     (c) The first Offering shall begin on the effective date of the initial public offering of the Shares and end on February 14, 2002 (the "Initial Offering"). The Initial Offering will be divided into four (4) shorter Purchase Periods of approximately six (6) months in duration, with the initial Purchase Period ending on August 14, 2000, the second Purchase Period ending on February 14, 2001, the third Purchase Period ending on August 14, 2001 and the fourth Purchase Period ending on February 14, 2002.

     (d) Except as otherwise provided, each Offering hereunder shall be twenty-four (24) months long and shall be divided into four (4) shorter Purchase Period approximately six (6) months in length. Offerings shall be concurrent. A new Offering shall start every six (6) months.

     (e) Commencing on August 15, 2000, a new 24-month Offering shall begin every August 15 and February 15. Each such Offering shall end on the day prior to the second anniversary of its Offering Date unless sooner terminated as provided above.

     (f)  An Eligible Employee may enroll in only one Offering at a time.

     (g) If on the first day of any Purchase Period during an Offering (i.e., August 15 or February 15) the fair market value of the Shares is less than it was on the Offering Date for that

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Offering, then the Offering shall immediately terminate, and the employees who were enrolled in the terminated Offering shall automatically be enrolled in the new Offering that starts that day.

     (h) Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings. The granting of Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (i) the Board (or such Committee) determines that such Offering shall not occur, or (ii) no Shares remain available for issuance under the Plan in connection with the Offering.

     (i) Notwithstanding any other provisions of an Offering, if the terms of an Offering as previously established by the Board would, as a result of a change to applicable accounting standards, generate a charge to earnings, such Offering shall terminate effective as of the day prior to the date such change to accounting standards would otherwise first apply to the Offering (the "Offering Termination Date"), and such Offering Termination Date shall be the final Purchase Date of such Offering. A subsequent Offering shall commence on such date and on such terms as shall be provided by the Board.

2.   Eligible Employees.

     (a) All employees of the Company and each of its Affiliates incorporated in the United States shall be granted Rights to purchase Shares under each Offering on the Offering Date of such Offering, provided that each such employee otherwise meets the employment requirements of subparagraph 6(a) of the Plan and has been continuously employed for at least five (5) days on the Offering Date of such Offering (an "Eligible Employee"); however, the five-day eligibility requirement shall be waived with respect to the Initial Offering only.

     (b) Notwithstanding the foregoing, the following employees shall not be Eligible Employees or be granted Rights under an Offering: (i) part-time or seasonal employees whose customary employment is less than twenty (20) hours per week or five (5) months per calendar year or (ii) 5% stockholders (including ownership through unexercised options) described in subparagraph 6(c) of the Plan.

3.   Rights.

     (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the Right to purchase the number of Shares purchasable with up to ten percent (10%) of such Eligible Employee's Earnings paid during such Offering after the Eligible Employee first commences participation; provided, however, that no employee may purchase Shares on a particular Purchase Date that would result in more than ten percent (10%) of such employee's Earnings in the period from the Offering Date to such Purchase Date having been applied to purchase Shares under all ongoing Offerings under the Plan and all other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) For this Offering, "Earnings" means the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that

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would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

     (c) Notwithstanding the foregoing, the maximum number of Shares an Eligible Employee may purchase on any Purchase Date in an Offering shall be such number of Shares as has a fair market value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Right under such Offering has been outstanding at any time, minus (y) the fair market value of any other Shares (determined as of the relevant Offering Date with respect to such Shares) which, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of Shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Code, and (ii) the number of Shares subject to other Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company plan.

     (d) The maximum aggregate number of Shares available to be purchased by all Eligible Employees under an Offering shall be the number of Shares remaining available under the Plan on the Offering Date. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed the maximum aggregate number of Shares available, the Board shall make a pro rata allocation of the Shares available in a uniform and equitable manner.

4.   Purchase Price.

     (a) The purchase price of the Shares under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Shares on the Offering Date or eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date, in each case rounded up to the nearest whole cent per Share.

     (b) For the Initial Offering, the fair market value of the Shares at the time when the Offering commences shall be the price per Share at which Shares are first sold to the public in the Company's initial public offering as specified in the final prospectus with respect to that offering.

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5.   Participation.

     (a) An Employee who is an Eligible Employee at the beginning of an Offering may elect to participate in such Offering at the beginning of the Offering or at the start of any new Purchase Period during the Offering.

     (b) A Participant who is enrolled in an Offering automatically will be enrolled in the next Offering that commences after the current Offering ends.

     (c) An Eligible Employee shall become a Participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions must be in whole percentages, with a minimum percentage of one percent (1%) and a maximum percentage of ten percent (10%) of Earnings. A Participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company at least five (5) days before the Offering Date, or before such later date specified in subparagraph 5(a), in advance of the date of participation to be effective, unless a later time for filing the enrollment form is set by the Board for all Eligible Employees with respect to a given Offering Date. For the Initial Offering, the time for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering may be after the Offering Date, as determined by the Company and communicated to such Eligible Employees.

     (d) If the agreement authorizing payroll deductions is required to be delivered to the Company or designated Affiliate a specified number of days before the Offering Date to be effective, then an employee who becomes eligible during the required delivery period shall not be considered to be an Eligible Employee at the beginning of the Offering.

6.   Changing Participation Level during Offering; Withdrawal from Offering.

     (a) A Participant may not increase his or her deductions during the course of a Purchase Period. A Participant may increase or decrease his or her deductions prior to the beginning of a new Purchase Period or a new Offering, to be effective at the beginning of such new Purchase Period or new Offering. A Participant shall make a change in his or her participation level by delivering a notice to the Company in such form and at such time as the Company provides.

     (b) A Participant may reduce (including to zero) his or her deductions once (and only once) during a Purchase Period, effective as soon as administratively practicable. A Participant shall make a change in his or her participation level by delivering a notice to the Company in such form and at such time as the Company provides.

     (c) Except as otherwise specifically provided herein, a Participant may not increase or decrease his or her participation level during the course of an Offering.

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     (d)  Notwithstanding the foregoing, a Participant may withdraw from an
Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant on any prior Purchase Dates), without interest, or reduce his or her participation percentage to zero (0), at any time prior to the end of the Offering, excluding only each five (5) business day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants) by delivering a withdrawal notice to the Company in such form as the Company provides.

7.   Purchases.

     Subject to the limitations contained herein, on each Purchase Date, each Participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole Shares, up to the maximum number of Shares permitted under the Plan and the Offering.

8.   Notices and Agreements.

     Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

9.   Exercise Contingent on Stockholder Approval.

     The Rights granted under an Offering are subject to the approval of the Plan by the Shareholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code.

10.  Offering Subject to Plan.

     Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

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